UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2021

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive Cincinnati, Ohio	45249
(Address of principal executive offices)	(Zip Code)

(513) 554-1110
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PECO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item  8.01   Other Events.

On September 29, 2021, Phillips Edison Grocery Center Operating Partners I, L.P. (the “Operating Partnership”) and Phillips Edison & Company, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC and PNC Capital Markets LLC, as representatives of the several underwriters named therein, relating to a public offering by the Operating Partnership of an aggregate of $350,000,000 principal amount of its 2.625% senior notes due 2031 (the “Notes”). The Notes were priced to the public at 98.692% of the principal amount. The Notes are fully and unconditionally guaranteed by the Company.

The Notes will bear interest rate at 2.625% per annum and mature on November 15, 2031. Interest on the Notes will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 2022. The offering is expected to settle on October 6, 2021, subject to the satisfaction of customary closing conditions.

The Operating Partnership intends to use the net proceeds from the offering to repay outstanding indebtedness, including the remaining balance of $150 million on its term loan due in 2023, and for general corporate purposes, including funding future investment activity.

The offering and sale of the Notes was made pursuant to a preliminary prospectus supplement, a free writing prospectus and a final prospectus supplement under the Operating Partnership’s and the Company’s effective registration statement on Form S-3, as amended (File Nos. 333-259059 and 333-259059-01), each of which has been filed with the Securities and Exchange Commission.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any jurisdiction in which, or to any person to whom, such offer, solicitation or sale would be unlawful.

The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by the full text of the Underwriting Agreement attached to this Current Report on Form 8-K as Exhibit 1.1, which is incorporated herein by reference.

Item  9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.
Dated: October 4, 2021	By:	/s/ John P. Caulfield
John P. Caulfield
Chief Financial Officer, Senior Vice President and Treasurer